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                             CONSENT OF INDEPENDENT AUDITORS




         We consent to use in this Registration Statement on Amendemtn Number 1 to Form SB-2 on Form S-1, of our report dated January 15, 1999, except for Note 10 as to which the date is January 22, 1999, relating to the financial statements of Treasure Coast Boating Centers, Inc. for the year ended December 31, 1997 and 1998, and the reference to our firm under the caption "Experts" in this Registration Statement.




                                        FELDMAN SHERB EHRLICH & CO., P.C.
                                        Certified Public Accountants


New York, New York
January 26, 1999